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                                                                     Exhibit 5.1

          [Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison LLP]



                                           March 5, 2004




Carnival plc
Carnival House
5 Gainsford Street
London SE1 2NE
United Kingdom

                       REGISTRATION STATEMENT ON FORM S-3


Dear Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-3 (the "Registration Statement") of Carnival plc, a public limited company organized under the laws of England and Wales ("Carnival plc") and Carnival Corporation, a corporation organized under the laws of the Republic of Panama ("Carnival Corporation"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), you have asked us to furnish our opinion as to the legality of certain of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of (i) Carnival plc's senior debt securities ("Senior Debt Securities") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency and (ii) a guarantee by Carnival Corporation of Carnival plc's contractual monetary obligations under some or all of the Debt Securities pursuant to the Carnival Corporation Deed of Guarantee between Carnival Corporation and Carnival plc (the "Carnival Corporation Guarantee"), dated as of April 17, 2003 (collectively, the "Securities"). The Securities are


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being registered for offering and sale on a delayed or continuous basis pursuant to Rule 415 under the Act. The aggregate public offering price of the Securities will not exceed $500,000,000 (or its foreign exchange rate equivalent if any Securities are offered in currencies other than United States dollars).

                  The Senior Debt Securities are to be issued under an indenture (the "Senior Debt Indenture") between Carnival plc and U.S. Bank National Association, as trustee. The Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Debt Indenture" and, together with the Senior Debt Indenture, the "Indentures") between Carnival plc and U.S. Bank National Association, as trustee (as trustee for each of the Indentures, the "Trustee").

                  In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  1. the Registration Statement, including the exhibits thereto;

                  2. the form of Senior Debt Indenture, including the form of Senior Debt Security, included as Exhibit 4.3 to the Registration Statement; and



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                  3. the form of Subordinated Debt Indenture, including the form of Subordinated Debt Security, included as Exhibit 4.4 to the Registration Statement.

                  In addition, we have examined such certificates, agreements and documents that we deemed relevant and necessary as a basis for our opinion. We have also relied upon the factual matters contained in the representations and warranties of Carnival plc made in the Documents and upon certificates of public officials and the officers of Carnival plc and Carnival Corporation, as applicable.

                   In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

                  We have also assumed, without independent investigation, that
(i) each of the Indentures shall have been duly executed and delivered by Carnival plc and the Trustee thereunder substantially in the forms attached to the Registration Statement, (ii) each of the Indentures, when so executed and delivered, will represent a valid and binding obligation of the Trustee thereunder under the laws of such Trustee's jurisdiction of incorporation and the State of New York, and of Carnival plc under the laws of England and Wales,
(iii) the Securities will be issued as described in the Registration Statement


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and (iv) the Securities will be in substantially the form attached to the applicable Indenture, and that any information omitted from such form will be properly added. With regards to certain matters of English law, we have relied, with Carnival plc's permission, upon the opinion of Freshfields Bruckhaus Deringer filed as Exhibit 5.3 to the Registration Statement.

                   We have also assumed, with respect to the Debt Securities of a particular series or issuance offered (the "Offered Securities"), that (i) the terms of the issuance and sale of the Offered Securities shall have been duly established in accordance with the applicable Indenture, (ii) the Offered Securities shall have been duly authorized, issued and delivered by Carnival plc, and duly authenticated by the Trustee, all in accordance with the terms of the applicable Indenture and against payment by the purchasers thereof at the agreed consideration therefor and (iii) the Offered Securities, when so issued, authenticated, delivered and sold, will represent valid and binding obligations of Carnival plc under the laws of England and Wales.

                  Based on the foregoing, we are of the opinion that when duly issued, authenticated and delivered by Carnival plc against payment as provided for in the applicable Indenture, the Offered Securities will be legal, valid and binding obligations of Carnival plc enforceable against Carnival plc in accordance with their respective terms, except that the enforceability of the Offered Securities may be subject to bankruptcy, insolvency, reorganization,


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fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  The opinion expressed above is limited to the laws of the State of New York. Our opinion is rendered only with respect to laws, and the rules, regulations and orders under those laws, that are currently in effect.

                  We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                            Very truly yours,

                            /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP


                            PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP



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